UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2025

Stoke Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38938	47-1144582
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Wiggins Ave
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 430-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	STOK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Appointment

On October 5, 2025, the Board of Directors (the “Board”) of Stoke Therapeutics, Inc. (the “Company”) appointed Ian F. Smith, who has been serving as the Company’s Interim Chief Executive Officer since March 19, 2025, as the Company’s permanent Chief Executive Officer and principal executive officer (the “Smith Appointment”), effective as of October 6, 2025 (the “Effective Date”). Mr. Smith will also remain a member of the Board, serving as a Class II director with a term expiring at the Company’s 2027 Annual Meeting of Stockholders.

Mr. Smith, age 59, served as the Company’s Interim Chief Executive Officer since March 2025 and as a member of the Board since September 2023. Prior to that, Mr. Smith served as a consultant to the Company since June 2023. Mr. Smith is the Chair of the Board of Directors for Rivus Pharmaceutical, a position he has held since September 2023 and is Executive Chair of the Board of Directors of Solid Biosciences, which position he has held since April 2020. Mr. Smith also serves as a Senior Advisor to Bain Capital Life Sciences, which position he has held since January 2021. He has also served as a member of the Board of Directors of Foghorn Therapeutics since April 2021, Alkeus Therapeutics since 2022, Odyssey Therapeutics since 2024, and Areteia Therapeutics since March 2025. Prior to his current roles, Mr. Smith served as Executive Chair of the Board of Directors of Viacyte, a private biotechnology company, from July 2019 to September 2022. He was Executive Vice President and Chief Operating Officer of Vertex Pharmaceuticals, from September 2017 to January 2019, and, before that, served as Chief Financial Officer from October 2001 to September 2017. Mr. Smith holds a B.A. with honors in accounting and finance from Manchester Metropolitan (UK).

There are no arrangements or understandings between Mr. Smith and any other persons, pursuant to which he was appointed as Chief Executive Officer and principal executive officer, there are no family relationships among any of the Company’s directors or executive officers and Mr. Smith, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Smith as Chief Executive Officer, the Compensation Committee of the Board (the “Compensation Committee”) recommended, and the Board approved, the Company’s entry into an employment agreement (the “Smith Employment Agreement”) with Mr. Smith, which includes the following terms: (i) an initial annual base salary of $715,000 per year (the “Initial Base Salary”), (ii) an annual discretionary bonus of up to 65% of the Initial Base Salary, provided, however that Mr. Smith will not be eligible to receive an annual bonus for 2025, (iii) a sign-on bonus of $500,000, which is repayable if Mr. Smith resigns or is terminated for cause within 12 months, (iv) a performance bonus of $500,000, to be earned if certain performance metrics have been achieved, (v) an option to purchase up to 570,000 shares of the Company’s common stock (the “Option Award”), with 1/4th of the shares underlying the Option Award vesting and becoming exercisable on the one-year anniversary of the Effective Date and 1/48th of the shares underlying the Option Award vesting and becoming exercisable on a monthly basis thereafter, and (vi) a restricted stock unit for 380,000 shares of the Company’s common stock, which vests in four equal annual installments on the anniversary of the Effective Date, among other benefits.

Additionally, in the event Mr. Smith experiences a termination of his employment without “cause” or he resigns for “good reason” (each as defined in the Smith Employment Agreement), provided that he executes and makes effective a release of claims against the Company and its affiliates, he will become entitled to (i) continued base salary for 12 months, payable in accordance with the Company’s standard payroll practices, (ii) his annual target bonus based on the achievement level of the performance metrics, as determined by the Board, paid in a single lump-sum, (iii) his performance bonus, if the performance metrics have been met and the bonus has not yet been paid, (iv) premium payments for continued healthcare coverage for up to 12 months and (v) 12 months accelerated vesting of his then outstanding equity awards. Mr. Smith and the Company also entered into a change of control and severance agreement (the “Smith Change of Control and Severance Agreement”), and in the event he experiences a termination without “cause” or he resigns for “good reason” during the period commencing three months prior to and ending 12 months following a change in control, then in lieu of the foregoing, he would become entitled to (i) continued base salary for 18 months, payable in accordance with the Company’s standard payroll practices; (ii) 150% of his annual target bonus, payable in a single lump-sum; (iii) premium payments for continued healthcare coverage for up to 18; and (iv) 100% accelerated vesting of his then-outstanding equity awards.

In connection with Mr. Smith’s appointment as the Company’s interim Chief Executive officer, he was granted an option to purchase up to 238,420 shares of the Company’s common stock, which, pursuant to their terms vested monthly during his interim services and in full at the conclusion of his interim services.

Mr. Smith is also party to the Company’s standard form of indemnification agreement. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 7, 2019, and incorporated by reference herein.

Interim Executive Chair of the Board Resignation

In connection with the Smith Appointment, and as of the Effective Date, Dr. Tzianabos resigned from the role of Interim Executive Chair of the Board and resumed his status as an independent director and will remain Chair of the Board. Dr. Tzianabos will also resume his role as a member of the Compensation Committee and as a member of the Audit Committee of the Board.

Mr. Tzianabos is also party to the Company’s standard form of indemnification agreement. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 7, 2019, and incorporated by reference herein. In connection with the resumption of his status as an independent director, Dr. Tzianabos will receive cash compensation pursuant to the Company’s non-employee director compensation policy, and he will be eligible for an equity grant under such policy in 2026.

The foregoing descriptions of the Smith Employment Agreement and Smith Change of Control and Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of each of the Smith Employment Agreement and Smith Change of Control and Severance Agreement. Copies of the Smith Employment Agreement and Smith Change of Control and Severance Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Executive Employment Agreement, by and between the Company and Ian F. Smith, effective as of October 6, 2025

10.2	Change of Control and Severance Agreement, by and between the Company and Ian F. Smith, effective as of October 6, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOKE THERAPEUTICS, INC.

Date: October 6, 2025	By:	/s/ Thomas E. Leggett
Thomas E. Leggett Chief Financial Officer